EXHIBIT 10.3

PROMISSORY NOTE

Philadelphia, Pennsylvania
$1,365,000.00	Effective Date: July 27, 2017

FOR VALUE RECEIVED, the undersigned, RESOURCE INCOME & OPPORTUNITY REIT, INC., a Maryland corporation, having its principal place of business at 1845 Walnut Street, 18th Floor, Philadelphia, PA 19103 (the “Maker”), promises to pay to the order of RESOURCE IO ADVISOR, LLC, a Delaware limited liability company with a place of business at One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia, PA 19112 (the “Payee”), the principal sum of One Million Three Hundred Sixty Five Thousand and 00/100 Dollars ($1,365,000.00) in lawful money of the United States of America, together with interest on the outstanding balance thereof, as follows:

(a) INTEREST. Interest for each Interest Period will accrue on the outstanding principal balance of this Note at the LIBOR Index Rate plus Three Hundred (300) basis points per annum, set on the first day of each Interest Period and to remain fixed for each Interest Period. Interest under this Note will be computed on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due on the daily outstanding principal balance.

(i) “Interest Period” means each successive one (1) calendar month period until the entire indebtedness under this Note (the “Indebtedness”) is paid in full, except that the first Interest Period is the period from the date of this Note through July 31, 2017. Therefore, the second Interest Period will be the period from August 1, 2017 through August 31, 2017, and so on until the entire Indebtedness is paid in full.

(ii) “LIBOR Index” means the one (1) month LIBOR Index for United States Dollar deposits, used to calculate the LIBOR index rate published daily by the Wall Street Journal.

(iii) “LIBOR Index Rate” means, for any Interest Period after the first Interest Period, the LIBOR rate for the LIBOR Index published by the Wall Street Journal most recently preceding the first day of such Interest Period. The LIBOR Index Rate for the first Interest Period means the LIBOR rate for the LIBOR Index published by the Wall Street Journal most recently preceding the Effective Date; provided, however, that if at any time the LIBOR Index Rate is less than zero, the LIBOR Index Rate shall be deemed to be zero for all purposes of this Note.

(b) PAYMENT TERMS. The outstanding balance of the principal sum of this Note plus all accrued and unpaid interest shall be due and payable on the date which is one year from the date hereof (the “Maturity Date”). Notwithstanding the foregoing, Maker shall have the right to extend the Maturity Date for a period not to exceed six (6) months, provided that no Event of Default has occurred and is continuing.

(c) INTENTIONALLY OMITTED.

(d) PREPAYMENT. Maker may prepay, in whole or in part, the principal hereon without premium or penalty.

(e) PLACE FOR PAYMENT. Payment shall be made to Payee at the address set forth in the heading of this Note, or at such other place as Payee may designate from time to time.

(f) EVENTS OF DEFAULT. The following shall constitute Events of Default hereunder:

(i) Failure of Maker to pay the sum due hereon on the date when it is due.

(ii) Nonperformance of or noncompliance by Maker with any of the agreements, terms, conditions, covenants, provisions or stipulations contained in this Note.

(iii) Maker shall not generally pay its debts as they mature, shall make a general assignment for the benefit of creditors, or shall file or have filed against it or its property, any reorganization or liquidation under the United States Bankruptcy Code or under any other state or federal law for the relief of debtors.

(iv) Entry of any judgment against, issuance of attachment or garnishment or filing of a lien against Maker, which judgment, attachment, garnishment or lien would have a material adverse effect on the financial position of Maker.

(g) LATE PAYMENT - INTEREST ACCELERATION

If the payment due hereunder is not paid when due, then until such amount is paid, the entire unpaid balance of this Note, shall bear interest at the rate of five percent (5%) per annum (the “Default Rate”).

It being further understood, however, that should any default be made in the payment of any amount due on the date on which it shall fall due, or in the performance of any of the agreements, conditions, covenants, terms, provisions or stipulations contained herein, or upon the occurrence of any Event of Default hereunder, then Payee, in its sole discretion and without notice to Maker, may declare immediately due and payable the entire unpaid balance of principal with interest accrued thereon at the rate applicable hereunder to the date of default and thereafter at the Default Rate and all other sums due by Maker hereunder, anything herein to the contrary notwithstanding and payment thereof may be enforced and recovered in whole or in part at any time by one or more of the remedies available at law or in equity. In such case Payee may also recover all costs of suit and other expenses in connection therewith, together with attorney’s fees actually incurred, together with interest on any judgment obtained by Payee at the Default Rate until actual payment is made to Payee of the full amount due Payee.

(h) WAIVER AND RELEASE

Maker hereby waives and releases all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, Maker hereby consents to immediate execution of any judgment. Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, and Maker agree that its liability shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee. Maker hereby consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, sureties or guarantors may become bound by the terms of this Note without notice to Maker or affecting its liability hereunder.

Maker hereby consents to the exclusive jurisdiction of the Courts of the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania, in any and all actions or proceedings arising hereunder or pursuant hereto, and further consents that any process or notice in connection therewith may be served by certified mail, return receipt requested, or personal service, within or without the Commonwealth of Pennsylvania. Maker, as an independent covenant, waives a jury trial and the right thereto in any action or proceeding between such Maker and Payee, whether hereunder or otherwise.

(i) WAIVER BY PAYEE

Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee, and then only to the extent specifically set forth in writing. A waiver by Payee with respect to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy with respect to a subsequent event.

(j) SEVERABILITY

If any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note, but this Note shall be construed as if such provision had never been contained herein, and Payee may, at its option and without notice to Maker, declare immediately due and payable the entire unpaid balance of principal with accrued interest thereof and all other sums due hereunder.

(k) AMENDMENT OR MODIFICATION

The provisions of this Note may be changed only by a written agreement signed by Maker and Payee.

(l) GOVERNING LAW

This Note shall be governed by and construed according to the laws of the Commonwealth of Pennsylvania.

(m) TERMINOLOGY

Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the words “Payee” and “Maker” shall be deemed to include their respective heirs, personal representatives, successors and assigns. The term “Payee” shall be deemed to include the Payee specifically named herein as “Payee” or any subsequent holder or assignee of this Note.

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has duly executed this Note under seal, on July 27, 2017.

RESOURCE INCOME & OPPORTUNITY REIT, INC.

By:	/s/ Alan F. Feldman
Name:	Alan F. Feldman
Title:	Chief Executive Officer